UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b)    On May 1, 2015, Wajid Ali, Vice President and Controller of Teledyne Technologies Incorporated (“Teledyne”), notified Teledyne that he is resigning to pursue an opportunity with another company effective May 6, 2015.
(c)    On May 5, 2015, Teledyne’s Board of Directors appointed Cynthia Y. Belak, currently Vice President - Business Risk Assurance, as Teledyne’s Vice President and Controller, effective May 6, 2015. Ms. Belak, age 58, has been Vice President - Business Risk Assurance of Teledyne since January 24, 2012. Prior to that, since January 4, 2010, Ms. Belak had been Group Controller within Teledyne’s Aerospace and Defense Electronics segment.
Ms. Belak’s current annual base salary is $263,994. Ms. Belak currently participates in Teledyne’s Annual Incentive Plan, restricted stock award program, Performance Share Program (PSP) and stock option award program.
Ms. Belak is a party to a Change in Control Severance Agreement dated January 24, 2012. The agreement has a three-year, automatically renewing term, except as noted below. Ms. Belak is entitled to severance benefits if (1) there is a change in control of Teledyne and (2) within three months before or 24 months after the change in control, either Teledyne terminates her employment for reasons other than cause or Ms. Belak terminates the employment for good reason. “Severance benefits” currently consist of:

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A cash payment equal to two times the sum of (i) Ms. Belak’s highest annual base salary within the year preceding the change in control and (ii) the Annual Incentive Plan bonus target for the year in which the change in control occurs or the average actual bonus payout for the three years immediately preceding the change in control, whichever is higher.

•	A cash payment for the current Annual Incentive Plan bonus cycle based on the fraction of the year worked times the Annual Incentive Plan target objectives at 100%.

•	Payment in cash for unpaid performance share program awards, assuming applicable goals are met at 120% of performance targets.

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Continued equivalent health and welfare (e.g., medical, dental, vision, life insurance and disability) benefits at Teledyne's expense for a period of up to 24 months after termination (with Ms. Belak bearing any portion of the cost she bore prior to the change in control); provided, however, such benefits would be discontinued to the extent Ms. Belak receives similar benefits from a subsequent employer.

•	Removal of restrictions on restricted stock issued under Teledyne's restricted stock award programs.

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Full vesting under Teledyne's pension plans (within legal parameters) such that Ms. Belak shall be entitled to receive the full accrued benefit under all such plans in effect as of the date of the change in control, without any actuarial reduction for early payment.

•	Up to $15,000 reimbursement for actual professional outplacement service.

•	Immediate vesting of all stock options, with options being exercisable for the full remainder of the term.

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There is no “gross up payment” to hold Ms. Belak harmless against the impact, if any, of federal excise taxes imposed on Ms. Belak as a result of “excess parachute” payments as defined in Section 280G of the Internal Revenue Code. Ms. Belak will receive the better of, on an after-tax basis, (a) the unreduced excess parachute payment with no tax gross up payment, or (b) a parachute payment reduced to a level below which an excise tax is imposed.

•	Certain payments are deferred for six months following a separation of service to assure compliance with Section 409A of the Internal Revenue Code.
Teledyne has entered into Indemnification Agreements with directors and certain officers and executives of Teledyne, including Ms. Belak. The Indemnification Agreement provide Ms. Belak with a stand-alone contractual right to indemnification and expense advancement to the greatest extent allowable under Delaware law. The Indemnification Agreement also provides:

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In a third-party proceeding, an indemnitee is entitled to indemnification if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Teledyne and, if in a criminal action or proceeding, if the indemnitee had no reason to believe that his or her conduct was unlawful. In a third party proceeding, the indemnification obligation covers reasonable expenses, judgment fines, and amounts paid in settlement actually and reasonably incurred by the indemnity.

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In proceedings by or in the name of Teledyne (e.g., derivative suits), an indemnitee is entitled to indemnification if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Teledyne. In derivative suits, the indemnification obligation covers reasonable expenses, but in proceedings where Teledyne is alleging harm caused by the indemnitee, the indemnitee would generally not be entitled to be indemnified for judgments, fines and amounts paid in settlement (otherwise Teledyne would effectively not recover any damages), unless perhaps a Delaware or other court determines otherwise despite the finding of liability.

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Teledyne has an obligation to advance, on an unsecured and interest free basis, reasonable expenses incurred by the indemnitee within 30 days of the indemnitee’s request. The indemnitee does not need to meet any standard of conduct to be entitled to advancement of expenses and there is no determination requirement to be made by the Board in connection with the advancements of expenses. An indemnity must repay any amounts advanced if it ultimately determined that the indemnity is not entitled to indemnification.
Teledyne’s indemnification obligations do not cover the following situations: (1) where indemnification payments have been made under director’s and officer’s insurance or other indemnification provisions; (2) where the claim is based on disgorgement of short-swing profits under Section 16(b) of the Exchange Act; (3) where the claim is based on reimbursement by the indemnitee to Teledyne of a bonus or other incentive-based or equity-based compensation if required under the Exchange Act (e.g., in connection with a restatement as a result of Teledyne’s noncompliance with the financial reporting requirements required by Section 304 of the Sarbanes-Oxley Act); or (4) where the proceeding is initiated by the indemnitee (other than proceedings that are consented to by the Board or that the indemnitee initiates against Teledyne to enforce the Agreement).
Under the Indemnification Agreement, in the event of a change in control or Teledyne reduces or does not renew Teledyne's director’s and officer’s insurance coverage, Teledyne is required to purchase (or cause the acquirer or successor to Teledyne to purchase or maintain) a six-year tail policy, subject to a 200% premium cap. The agreements continue until the later of (i) 10 years after the indemnitee ceases to serve as a director or officer, and (ii) one year following the final termination of any proceeding subject to the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Dated May 5, 2015